EXECUTION VERSION

SECURITY AGREEMENT
This SECURITY AGREEMENT is made and entered into as of March __, 2020, by ACREAGE IP HOLDINGS, LLC, a Nevada limited liability company (the “Grantor”) and IP INVESTMENT COMPANY, LLC, a Delaware limited liability company (the “Secured Party”).
W I T N E S S E T H :
WHEREAS, Acreage Finance Delaware, LLC (the “Borrower”) and the Secured Party are parties to a Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the Grantor has given a Guaranty (the “Guaranty”) of certain obligations of Borrower under the Credit Agreement. Guarantor’s obligations under such Guaranty are referred to herein as the “Obligations.”
WHEREAS, the Secured Party is making a loan to the Borrower as of the date hereof; and
WHEREAS, it is a condition precedent to the obligation of the Secured Party to make such loan that the Grantor shall have executed and delivered this Security Agreement to the Secured Party.
NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to make such loan, the Grantor hereby agrees with the Secured Party, as follows:
1.Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined:
“Collateral” shall mean the Trademarkss
“Trademarks” shall mean the trademark registrations and applications set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof, together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks, which in each case are for use solely outside of the United States or any of its territories. For the avoidance of doubt, the term Trademarks shall not include any of the foregoing for use in the United States or any of its territories.
2.Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations, the Grantor hereby grants to the Secured Party, a security interest in the Collateral.
3.Representations and Warranties. The Grantor hereby represents and warrants (in addition to its representations and warranties under the Credit Agreement) that:
a.Title; No Other Liens. Except for the security interest granted to the Secured Party for the ratable benefit of the Secured Parties pursuant to this Security Agreement, the Grantor owns or has the power to transfer rights in each item of the Collateral free and clear of any and all Liens or claims of others, other than Permitted Liens.

b.Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement will, upon the filing of financing statements against Grantor with the Secretary of State of Nevada, constitute a perfected security interest in the Collateral, for the ratable benefit of the Secured Parties, which are prior to all other Liens on the Collateral in existence on the date hereof, other than Permitted Liens.
c.Power and Authority; Authorization. The Grantor has the limited liability company power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest on the Collateral pursuant to, this Security Agreement and has taken all necessary limited liability company action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Security Agreement.
4.Covenants. The Grantor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:
a.Notices; Further Documentation; Authorization to File Financing Statements. The Grantor notifies the Secured Party in writing at any time that it acquires any type of Collateral to the extent the Secured Party will not at that time have, a perfected first priority security interest in (subject to Permitted Liens) in such Collateral. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Grantor, promptly execute and deliver such further instruments, agreements and documents and take such further action as the Secured Party may reasonably request for the purpose of maintaining Secured Party’s security interest in the Collateral.
b.Limitation on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien on the Collateral, other than Permitted Liens.
5.Performance by Secured Party of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, shall be payable by the Grantor to the Secured Party within 30 days after demand therefor and shall constitute Obligations secured hereby.

6.Remedies. If any Event of Default shall occur and be continuing, all applicable notice and cure periods have expired, and all required notice and other prerequisite conditions in the Credit Agreement have been satisfied, the Grantor shall execute and deliver to the Administrative and Collateral Agent or the Lender (as set forth in the Credit Agreement) an assignment or assignments of all of the Collateral in the form of Exhibit A and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. If an Event of Default shall occur and be continuing and all applicable notice and cure periods shall have expired, and all required notice and other prerequisite conditions in the Credit Agreement have been satisfied, the Secured Party may exercise all rights and remedies granted to it in the Credit Agreement.
7.Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
9.No Waiver; Cumulative Remedies. The Secured Party shall by any act (except by a written instrument pursuant to Section 10 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Potential Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
10.Waivers and Amendments; Parties Bound; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Secured Party. This Security Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Secured Party and its permitted successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE     WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

11.Notices. All notices hereunder to the Grantor or the Secured Party to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or sent in the manner and to the respective addresses as provided in the Loan Documents.
12.Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in Electronic Format is as effective as delivery of a manually executed counterpart of this Security Agreement, provided that Secured Party retains the right to require delivery of an original signature page in addition to any signature delivered via Electronic Format.
[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

ACREAGE IP HOLDINGS, LLC

By: HIGH STREET CAPITAL PARTNERS, LLC,
a Delaware limited liability company, its sole member

By: ACREAGE HOLDINGS AMERICA, INC.,
a Nevada corporation, its sole manager

By:
Name: Kevin Murphy
Title: President

IP INVESTMENT COMPANY, LLC
By:
Name:
Title:

SCHEDULE 1
TRADEMARKS

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
LIVE RESIN PROJECT	Canada	1993764	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	Canada	1993763	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

SUPERFLUX	Canada	1993766	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS

	Canada	1993767	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

NATURAL WONDER	Canada	1993762	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	Canada	1993765	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
LIVE RESIN PROJECT	European Union	18146035	November 1, 2019	Class 5: Medical marijuana; Cannabis for medical purposes

Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	European Union	18146038	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

SUPERFLUX	European Union	18146042	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
	European Union	18146041	November 1, 2019	Class 5: Medical marijuana; Cannabis for medical purposes Class 34: Recreational cannabis and marijuana; cannabis and marijuana

				for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils
NATURAL WONDER	European Union	18146039	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	European Union	18146040	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

EXHIBIT A
INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment Agreement”), dated as of [•], is made by [•] (“Assignor”) in favor of [•] (“Assignee”).
WHEREAS, Acreage Finance Delaware, LLC (“Acreage Finance”), Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness of Connecticut, LLC, Thames Valley Apothecary, LLC, and IP Investment Company, LLC, as Lender, Administrative Agent and Collateral Agent (“Administrative and Collateral Agent”) have entered into a Credit Agreement, dated as of March [_], 2020 (the “Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, upon an Event of Default (as defined in the Credit Agreement) and a declaration that all Obligations (as defined in the Credit Agreement) are immediately due and payable, the Administrative and Collateral Agent, on behalf of Assignor, has provided Assignee with a written offer to sell, transfer, and assign Assignee all of the Assigned IP (as defined below) in exchange for the payment of $[_] (the “Third Party Offer”);
WHEREAS, Assignee has accepted the Third Party Offer within the 30-day time period set forth in the Credit Agreement;
WHEREAS, pursuant to the terms of the Third Party Offer, Assignor wishes to assign and Assignee wishes to accept Assignor’s right, title, and interest in and to the Assigned IP (as defined below herein) in exchange for the payment of $[_];
NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Assignment. Assignor hereby irrevocably conveys, transfers, and assigns to Assignee all of Assignor’s right, title, and interest in and to the following (the “Assigned IP”):
a.the trademark registrations and applications set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof (the “Trademarks”), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks;
b.all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;
c.any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and
d.any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
The parties acknowledge and agree that Assignor is selling, assigning, transferring, and conveying whatever interest Assignor has or may have in the Assigned IP, if any, without any representations or warranties of any kind.
2.Consideration. As consideration in full for the Assigned IP, Assignee shall pay Assignor a one-time fee in the amount of $[_].
3.Recordation and Further Actions. Assignor hereby authorizes the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment Agreement upon request by Assignee. Following the date hereof, upon Assignee’s reasonable request, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto.
4.Counterparts. This IP Assignment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment Agreement.
5.Amendment and Modification. This IP Assignment Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.
6.Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this IP Assignment Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this IP Assignment Agreement shall operate or be construed as a waiver thereof; and any single or partial exercise of any right, remedy, power, or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
7.Successors and Assigns. This IP Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
8.Governing Law. This IP Assignment Agreement and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts in the Province of Ontario.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has duly executed and delivered this IP Assignment Agreement as of the date first above written.

ASSIGNOR: [•]

By: _______________________________ Name: Title: Address for Notices:

[ACKNOWLEDGMENT
STATE OF [STATE] COUNTY OF [COUNTY]	) )SS. )
On the [ORDINAL NUMBER] day of [MONTH], [YEAR], before me personally appeared [SIGNATORY NAME], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that [he/she] executed the same [in [his/her] authorized capacity as the [SIGNATORY TITLE] of [ASSIGNEE], the [TYPE OF ENTITY] described], and acknowledged the instrument to be [[his/her] free act and deed/the free act and deed of [ASSIGNEE]] for the uses and purposes mentioned in the instrument.

My Commission Expires: [DATE]]	_______________________________ Notary Public Printed Name:

AGREED TO AND ACCEPTED:	ASSIGNEE: [•]
By: _______________________________ Name: Title: Address for Notices:
[ACKNOWLEDGMENT
STATE OF [STATE] COUNTY OF [COUNTY]	) )SS. )
On the [ORDINAL NUMBER] day of [MONTH], [YEAR], before me personally appeared [SIGNATORY NAME], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that [he/she] executed the same [in [his/her] authorized capacity as the [SIGNATORY TITLE] of [ASSIGNEE], the [TYPE OF ENTITY] described], and acknowledged the instrument to be [[his/her] free act and deed/the free act and deed of [ASSIGNEE]] for the uses and purposes mentioned in the instrument.

My Commission Expires: [DATE]	_______________________________ Notary Public Printed Name:

SCHEDULE 1
ASSIGNED TRADEMARK REGISTRATIONS AND APPLICATIONS

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
LIVE RESIN PROJECT	Canada	1993764	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	Canada	1993763	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

SUPERFLUX	Canada	1993766	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS

	Canada	1993767	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

NATURAL WONDER	Canada	1993762	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	Canada	1993765	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
LIVE RESIN PROJECT	European Union	18146035	November 1, 2019	Class 5: Medical marijuana; Cannabis for medical purposes

Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	European Union	18146038	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

SUPERFLUX	European Union	18146042	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

TRADEMARK	JURISDICTION	APPLICATION NO.	FILING DATE	GOODS
	European Union	18146041	November 1, 2019	Class 5: Medical marijuana; Cannabis for medical purposes Class 34: Recreational cannabis and marijuana; cannabis and marijuana

				for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils
NATURAL WONDER	European Union	18146039	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils

	European Union	18146040	November 1, 2019
Class 5:  Medical marijuana; Cannabis for medical purposes
Class 34: Recreational cannabis and marijuana; cannabis and marijuana for smoking purposes; cannabis extracts, cannabis concentrates, cannabis oils, cannabis tinctures for smoking purposes; derivatives of cannabis, namely resins and oils